Exhibit 10.4

FORM OF
STOCK UNIT AWARD AGREEMENT

THIS STOCK UNIT AWARD AGREEMENT (this “Agreement”) is made as of [__________] (the “Award Date”) between Ocwen Financial Corporation, a Florida corporation (the “Corporation”), and [__________], an employee of the Corporation or of a Subsidiary (the “Participant”).

WHEREAS, the Corporation desires, by granting to the Participant an award of stock units pursuant to the Corporation’s 2017 Performance Incentive Plan (the “2017 Plan”), to further the objectives of the 2017 Plan. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the 2017 Plan.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, and intending to be legally bound hereby, the parties hereto have agreed, and do hereby agree, as follows:

1.    STOCK UNIT GRANT

The Corporation hereby grants to the Participant, pursuant to and subject to the 2017 Plan, an aggregate of [__________] stock units (the “Stock Units”), on the terms and conditions herein set forth (the “Award”). As used herein, the term “stock unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Corporation’s common stock (subject to adjustment as provided in Section 7 of the 2017 Plan) solely for purposes of the 2017 Plan and this Agreement. The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Participant if such Stock Units vest pursuant to Paragraph 2 below. The Stock Units shall not be treated as property or as a trust fund of any kind.

2.    VESTING OF STOCK UNITS

A.	Generally

The Award will vest as follows: One-third (1/3) of the Stock Units will vest on each of the first, second and third anniversaries of the Award Date (each such date, a “Vesting Date”). Except as provided in Paragraphs B, C and D of this Paragraph 2, the Award will not vest unless the Participant shall, through the applicable Vesting Date, be an employee of the Corporation or one of its Subsidiaries.

B.	Retirement

If the Participant’s employment with the Corporation or any of its Subsidiaries terminates by reason of the Participant’s Retirement at any time on or after the first anniversary of the Award Date and prior to the vesting of the entire Award, each installment of the Award that is then outstanding and unvested shall vest on the applicable Vesting Date, subject, however, to the Participant’s continued compliance with the conditions set forth in Paragraph 5 hereof through such Vesting Date. Any such Stock Units that vest after the Participant’s Retirement shall be paid in accordance with Paragraph 7 hereof. As used herein, the term “Retirement” shall mean termination (other than by reason of death or Disability) of the Participant's employment with the Corporation or one of its Subsidiaries pursuant to and in accordance with a plan or program of the Corporation or Subsidiary applicable to the Participant; provided, however, that for purposes of this Agreement only, the Participant must have attained the age of 60 and been an employee of the Corporation for not less than five (5) years as of the date of termination of employment by reason of Retirement.

C.	Disability

If the Participant’s employment with the Corporation or any of its Subsidiaries is terminated by reason of the Participant’s Disability prior to vesting of the entire Award, each installment of the Award that is then outstanding and unvested shall vest on the applicable Vesting Date, subject, however, to the Participant’s continued compliance with the conditions set forth in Paragraph 5 hereof through such Vesting Date. Any such Stock Units that vest after the Participant’s termination due to Disability shall be paid in accordance with Paragraph 7 hereof. As used herein, “Disability” shall mean a physical or mental impairment which, as reasonably determined by the Committee, renders the Participant unable to perform the essential functions of his employment with the Corporation or such Subsidiary, even with reasonable accommodation that does not impose an undue hardship on the Corporation or Subsidiary, for more than 180 days in any 12-month period, unless a longer period is required by federal or state law, in which case that longer period would apply.

D.	Death

If the Participant’s employment with the Corporation or any of its Subsidiaries is terminated by reason of the Participant’s death prior to vesting of the entire Award, each installment of the Award that is then outstanding and unvested shall vest on the applicable Vesting Date and shall be paid in accordance with Paragraph 7 hereof.

E.    Change of Control

If a 409A Change of Control occurs, the Award, to the extent then outstanding and unvested, shall vest in full upon (or, to the extent necessary to give effect to the acceleration, immediately prior to) the consummation of the 409A Change of Control, and the date of such 409A Change of Control shall be deemed the “Vesting Date” for purposes of Paragraph 7 hereof. As used herein, “409A Change of Control” shall mean the occurrence of (a) a “change in the ownership” of the Corporation within the meaning of Treasury Regulation 1.409A-3(i)(5)(v) (which, for illustrative purposes, is generally triggered if any one person (or persons acting as a group) acquire ownership of Corporation stock which constitutes more than 50% of the total fair market value or total voting power of the stock of the Corporation), (b) a “change in the effective control” of the Corporation within the meaning of Treasury Regulation 1.409A-3(i)(5)(vi)(A)(1) (which, for illustrative purposes, is generally triggered if any one person (or persons acting as a group) acquire during a period of not more than twelve months ownership of stock of the Corporation possessing 30% or more of the total voting power of the stock of the Corporation; or certain majority changes in the membership of the Board occur over a period of not more than twelve months), or (c) a change “in the ownership of a substantial portion of the assets” of the Corporation within the meaning of Treasury Regulation 1.409A-3(i)(5)(vii) (which, for illustrative purposes, is generally triggered if any one person (or persons acting as a group) acquire during a period of not more than twelve months assets from the Corporation that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all assets of the Corporation immediately before such acquisition(s)).

F.	Continued Employment

The vesting schedule requires continued employment through each applicable Vesting Date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Agreement. Employment for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment as provided in Paragraph 4 above or under the 2017 Plan. As used in this Agreement, references to the Participant’s “employment” (and similar references to the Participant’s being “employed” and an “employee”) shall include any period when the Participant is either (i) an employee of the Corporation or any of its Subsidiaries or (ii) a member of the Board.

3.DIVIDEND AND VOTING RIGHTS

A.    Limitations on Rights Associated with Units

The Participant shall have no rights as a stockholder of the Corporation, no dividend rights (except as expressly provided in Paragraph 3B with respect to Dividend Equivalent Rights) and no voting rights, with respect to the Stock Units and any Shares underlying or issuable in respect of such Stock Units until such Shares are actually issued to and held of record by the Participant. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of such Shares.

B.    Dividend Equivalent Rights

As of any date that the Corporation pays an ordinary cash dividend on its Shares, the Corporation shall credit the Participant with an additional number of Stock Units equal to (i) the per share cash dividend paid by the Corporation on its Shares on such date, multiplied by (ii) the total number of Stock Units (including any dividend equivalents previously credited hereunder) (with such total number adjusted pursuant to Section 8 of the 2017 Plan) subject to the Award as of the related dividend payment record date, divided by (iii) the Fair Market Value of a Share on the date of payment of such dividend. Any Stock Units credited pursuant to the foregoing provisions of this Paragraph 3B shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original Stock Units to which they relate. No crediting of Stock Units shall be made pursuant to this Paragraph 3B with respect to any Stock Units which, as of such record date, have either been paid pursuant to Paragraph 7 or terminated pursuant to Paragraph 4.

4.    TERMINATION OF AWARD

If the Participant’s employment with the Corporation or any of its Subsidiaries terminates other than by reason of the Participant’s Retirement, death or Disability prior to vesting of the entire Award, the Award, to the extent then outstanding and unvested, shall terminate and be cancelled on the last day of the Participant’s employment with the Corporation or such Subsidiary. If any unvested Stock Units are terminated hereunder, such Stock Units shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Corporation and without any other action by the Participant, or the Participant’s beneficiary or personal representative, as the case may be.

5.    CONDITIONS UPON TERMINATION OF EMPLOYMENT

If the Participant’s employment with the Corporation or any of its Subsidiaries terminates by reason of Retirement or Disability, the rights of the Participant with respect to the Award shall be subject to the conditions that until the Award is vested, he/she shall (a) not engage, either directly or indirectly, in any manner or capacity as advisor, principal, agent, partner, officer, director, employee, member of any association or otherwise, in any business or activity which is at the time competitive with any business or activity conducted by the Corporation or any of its direct or indirect Subsidiaries, and (b) be available, unless he/she shall have died, at reasonable times for consultations at the request of the Corporation’s management with respect to phases of the business with which he/she was actively connected during his/her employment, but such consultations shall not be required to be performed during usual vacation periods or periods of illness or other incapacity or without reasonable compensation and cost reimbursement. In the event that either of the above conditions is not fulfilled, the Participant shall forfeit all rights to any unvested portion of the Award, as of the date of the breach of the conditions of this Paragraph 5. Any determination by the Board of Directors of the Corporation that the Participant is or has engaged in a competitive business or activity as aforesaid or has not been available for consultations as aforesaid shall be conclusive.

6.    NO EMPLOYMENT COMMITMENT

Nothing contained in this Agreement or the 2017 Plan constitutes an employment or service commitment by the Corporation or any of its Subsidiaries, affects the Participant’s status as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or services, or affects the right of the Corporation or any Subsidiary to increase or decrease the Participant’s other compensation or benefits. Nothing in this Agreement, however, is intended to adversely affect any independent contractual right of the Participant without his or her consent thereto.

7.    TIMING AND MANNER OF PAYMENT OF STOCK UNITS

On or as soon as administratively practical following the Vesting Date as provided in Paragraph 2 hereof (and in all events not later than two and one-half months after the Vesting Date), the Corporation shall deliver to the Participant a number of Shares (either by delivering one or more certificates for such Shares or by entering such Shares in book entry form, as determined by the Corporation in its discretion) equal to the number of Stock Units that vest on such date pursuant to this Agreement. The Corporation’s obligation to deliver Shares or otherwise make payment with respect to vested Stock Units is subject to the condition precedent that the Participant or other person entitled under the 2017 Plan to receive any Shares with respect to the vested Stock Units deliver to the Corporation any representations or other documents or assurances required pursuant to Paragraph 11 of this Agreement. The Participant shall have no further rights with respect to any Stock Units that are paid or that terminate pursuant to Paragraph 4.

8.    TAX WITHHOLDING

Subject to compliance with all applicable laws, rules and regulations, upon any distribution of Shares in respect of the Stock Units, unless otherwise provided by the Committee, the Corporation shall automatically reduce the number of Shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then Fair Market Value, to satisfy any withholding obligations of the Corporation or its Subsidiaries with respect to such distribution of shares at the minimum applicable withholding rates. In the event that the Corporation cannot legally satisfy such withholding obligations by such reduction of shares or the Committee otherwise provides that the Corporation will not so reduce the number of shares delivered to satisfy such withholding obligations, or in the event of a cash payment or any other withholding event in respect of the Stock Units, the Corporation (or a Subsidiary) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.

9.    ADJUSTMENT UPON SPECIFIED EVENTS

Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 8 of the 2017 Plan (including, without limitation, an extraordinary cash dividend on such stock), the Committee shall make adjustments in accordance with such section in the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Award. No such adjustment shall be made with respect to any ordinary cash dividend for which dividend equivalents are credited pursuant to Paragraph 3B.

10.    NON-TRANSFERABILITY OF THE AWARD

The Award shall not be transferable otherwise than by will or by the applicable laws of descent and distribution. More particularly (but without limiting the generality of the foregoing), the Award may not be assigned, transferred (except as aforesaid), pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Award contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Award, shall be null and void and without effect.

11.    PAYMENT OF EXPENSES AND COMPLIANCE WITH LAWS

A.    The Corporation shall reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Agreement, shall pay all original issue and/or transfer taxes with respect to the issue and/or transfer of Shares pursuant hereto to the Participant and all other fees and expenses necessarily incurred by the Corporation in connection therewith and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Corporation, shall be applicable thereto.

B.    The Participant hereby represents and covenants that (a) any Shares acquired upon the vesting of the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities law; (b) any subsequent sale of any such Shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Corporation, the Participant shall submit a written statement, in form satisfactory to the Corporation, to the effect that such representation (x) is true and correct as of the date of acquisition of any Shares hereunder or (y) is true and correct as of the date of any sale of any such Shares, as applicable. As a further condition precedent to the delivery to the Participant of any Shares subject to the Award, the Participant shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the Shares and, in connection therewith, shall execute any documents which the Corporation shall in its sole discretion deem necessary or advisable.

C.     The Award is subject to the condition that if the listing, registration or qualification of the Shares subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting or delivery of the Shares hereunder, the Shares subject to the Award shall not vest or be delivered, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Corporation. The Corporation agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.

12.    AMENDMENT

In the event that the Board of Directors of the Corporation shall amend the 2017 Plan and such amendment shall modify or otherwise affect the subject matter of this Agreement, this Agreement shall, to that extent, be deemed to be amended by such amendment to the 2017 Plan. However, the timing of payment of the Award (to the extent it becomes vested) shall be as set forth in this Award Agreement and may not be changed (pursuant to the Plan, any amendment thereto, or otherwise) except as would be compliant with (and not result in any tax, penalty or interest under) Section 409A of the Code.

13.    CONSTRUCTION

In the event of any conflict between the 2017 Plan and this Agreement, the provisions of the 2017 Plan shall control. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision shall be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto. This Agreement shall be governed in all respects by the laws of the State of Florida.

14.    ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the Corporation and the Participant and supersedes all other discussions, correspondence, representations, understandings and agreements between the parties, with respect to the subject matter hereof.

15.    HEADINGS

The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed a part hereof.

16.    CLAWBACK POLICY

The Stock Units are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Stock Units or any Shares or other cash or property received with respect to the Stock Units (including any value received from a disposition of the Shares acquired upon payment of the Stock Units).

17.    SECTION 409A

It is intended that any amounts payable under this Agreement shall either be exempt from or comply with Section 409A of the Code (including the Treasury regulations and other published guidance relating thereto) so as not to subject the Participant to payment of any additional tax, penalty or interest imposed under Code Section 409A. The provisions of this Agreement shall be construed and interpreted to avoid the imputation of any such additional tax, penalty or interest under Code Section 409A yet preserve (to the nearest extent reasonably possible) the intended benefit payable to the Participant.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

OCWEN FINANCIAL CORPORATION

By:
[__________]

PARTICIPANT

By:
[__________]